SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 12, 2014

FIRMA HOLDINGS CORP.
(Name of Small Business Issuer in its charter)

Nevada	None	20-5000381
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

375 N. Stephanie St. Bldg. 2 #211
Henderson, NV 89014
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (888)-901-4550

Tara Minerals Corp.
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 28, 2014 the Company entered into an agreement with FreshTec, Inc. to acquire technology which can be used for the preservation and protection of fresh fruit, vegetables and flowers during extended periods of time during shipping and storage.

On June 17, 2014 the Company acquired the technology pursuant to the terms disclosed in the Company’s 8-K report filed on June 4, 2014.

Item 8.01	Other Events.

On June 12, 2014 Perry Lidster, a minority shareholder of FreshTec, Inc., filed a lawsuit against FreshTec, Inc., the management of FreshTec, and the Company in the Delaware Chancery Court.  The suit alleges that the management of FreshTec breached their fiduciary duty to the FreschTec shareholders by causing the sale of the technology to the Company and that Company aided and abetted FreshTec’s management in breaching their fiduciary duty.  Shareholders owning over 93% of FreshTec’s common stock previously approved the sale of the technology to the Company.  Based upon discussions with counsel, the Company believes the suit is without merit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	FIRMA HOLDINGS CORP.

/s/ Francis Richard Biscan, Jr.
Francis R. Biscan, Jr., President
Chief Executive Officer

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